Exhibit 10.1

CONVERSION AGREEMENT

This CONVERSION AGREEMENT, dated as of August 29, 2006 (the “Agreement”), is made by and between WorldSpace, Inc., a corporation organized under the laws of the state of Delaware (“WSI”) and Yenura Pte. Ltd., a company organized under the laws of Singapore (“Yenura”).

W I T N E S S E T H:

WHEREAS, in December 2004, the WSI issued to Yenura 17,426,443 shares of its Class B Common Stock, par value $.01 per share (the “Class B Shares”);

WHEREAS, the rights of the Class B Shares and WSI’s Class A Common Stock, par value $.01 per share (“Class A Shares”) are identical except as to certain restrictions on “Distributions” (as defined in the Royalty Agreement between WSI and the other parties thereto);

WHEREAS, WSI and the other parties to the Royalty Agreement have amended the Royalty Agreement in order to eliminate the limitations on Distributions previously applicable to Yenura;

WHEREAS, WSI’s Certificate of Incorporation provides for the automatic conversion (on a one-for-one basis) of all of the then outstanding Class B Shares into Class A Shares in 2016 at the end of WSI’s obligation to make royalty payments under the Royalty Agreement;

WHEREAS, WSI believes that it would be in the best interests of WSI and its stockholders at this time to have outstanding only one class of common stock in order to simplify the structure of the outstanding capital and to best align the interests of all stockholders;

WHEREAS, WSI and Yenura have agreed that the Class A Shares and the Class B Shares have the same value and should, therefore, be exchanged on a one-to-one basis, consistent with the previous exchange of Class A Shares for Class B Shares, undertaken in 2005;

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE 1

TRANSFER AND CONVERSION THROUGH EXCHANGE

Section 1.1 Transfer and Conversion through Exchange. Yenura agrees to sell, assign, transfer, convey and deliver to WSI, and WSI agrees to purchase, accept, acquire and take assignment and delivery of, Yenura’s 17,426,443 Class B Shares, free and clear of all liens, charges, pledges, security interests or other encumbrances, in exchange for the consideration specified in Section 1.2 hereof.

Section 1.2 Consideration. In consideration for all of Yenura’s Class B Shares, WSI shall issue to Yenura 17,426,443 Class A Shares.

Section 1.3 Closing. The closing (the “Closing”) of the transfer of Yenura’s Class B Shares to WSI and the issuance by WSI of the Class A Shares shall take place at and on such time, date or place as may be mutually agreed upon in writing by WSI and Yenura (the “Closing Date”), provided that the conditions to closing set forth in Section 1.4 shall have been satisfied. At the Closing, Yenura shall deliver to WSI the certificates, if any, that have been issued representing Yenura’s Class B Shares and such other documents as WSI may reasonably request to effect the transfer of Yenura’s Class B Shares, and WSI shall issue and deliver the Class A Shares to Yenura.

Section 1.4 Conditions. The Closing of the share exchange contemplated by this Agreement is subject to WSI’s prior compliance with all rules of the NASDAQ Global Market applicable to the issuance of shares to be listed on thereon, including but not limited to the submission to the NASDAQ Global Market of a notification of concerning the issuance of additional listed shares, not less than 15 days prior to the proposed date of issuance.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND COVENANTS OF WSI

WSI hereby represents and warrants to Yenura and as follows:

Section 2.1 Organization and Qualification. WSI is a corporation duly organized and validly existing under the laws of Delaware.

Section 2.2 Authorization. WSI has the requisite corporate power and authority to execute, deliver and perform this Agreement and to issue the Class A Shares. The execution, delivery and performance of this Agreement and the issuance of the Class A Shares have been duly authorized by all requisite action (corporate or otherwise) on the part of WSI. This Agreement has been duly and validly executed and delivered by WSI. Assuming the due authorization, execution and delivery of this Agreement by Yenura, this Agreement constitutes the valid and binding obligation of WSI, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general principles of equity.

Section 2.3 Non-contravention. The execution, delivery and performance by WSI of this Agreement and the consummation by WSI of the transactions contemplated hereby do not and will not violate the Certificate of Incorporation or By-laws of WSI, constitute a default under any material loan agreement, mortgage, deed of trust, indenture, lease, license, other agreement or contract or, to the knowledge of WSI, any law, rule, regulation, order, decree, judgment, existing administrative interpretation thereof or award to which WSI is a party or by which WSI is bound. There is no action, suit, proceeding, at law or in equity, by any person or entity, or any arbitration or any administrative or other proceeding or investigation by or before any court or governmental or other instrumentality, agency, authority or body or any arbitrator, pending or, to the knowledge of WSI, threatened, against the consummation of the transactions contemplated hereby, and there is no valid basis known to WSI for any such action, suit, proceeding, arbitration or investigation.

Section 2.4 Consents. Except for compliance with the rules and regulations of the NASDAQ Global Market, the execution, delivery and performance by WSI of this Agreement and the consummation by WSI of the transactions contemplated hereby do not and will not require any consent, approval, waiver, filing or other similar action by any person not a party to this agreement.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF YENURA

Yenura hereby represents and warrants to WSI as follows:

Section 3.1 Organization and Qualification. Yenura is a company with limited liability duly organized and validly existing under the laws of Singapore.

Section 3.2 Authorization. Yenura has the requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all requisite action (corporate or otherwise) on the part of Yenura. This Agreement has been duly and validly executed and delivered by Yenura. Assuming the due authorization, execution and delivery of this Agreement by WSI, this Agreement constitutes the valid and binding obligation of Yenura, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general principles of equity.

Section 3.3 Non-contravention. The execution, delivery and performance by Yenura of this Agreement and the consummation by Yenura of the transactions contemplated hereby do not and will not violate the Articles of Association of Yenura, constitute a default under any material loan agreement, mortgage, deed of trust, indenture, lease, license, other agreement or contract or, to the knowledge of Yenura, any law, rule, regulation, order, decree, judgment, existing administrative interpretation thereof or award to which Yenura is a party or by which Yenura is bound. There is no action, suit, proceeding, at law or in equity, by any person or entity, or any arbitration or any administrative or other proceeding or investigation by or before any court or governmental or other instrumentality, agency, authority or body or any arbitrator, pending or, to the knowledge of Yenura, threatened, against the consummation of the transactions contemplated hereby, and there is no valid basis known to Yenura for any such action, suit, proceeding, arbitration or investigation.

Section 3.4 Consents. The execution, delivery and performance by Yenura of this Agreement and the consummation by Yenura of the transactions contemplated hereby do not and will not require any consent, approval, waiver, filing, or other similar action by any person not a party to this agreement.

Section 3.5 Restricted Shares. In connection with WSI’s issuance of Class A Shares to Yenura pursuant to this conversion (by way of exchange), Yenura hereby confirms that:

3.5.1 Yenura understands that the Class A Shares have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

3.5.2 Yenura acknowledges that (a) neither WSI nor any person acting on behalf of WSI has made any representation to Yenura with respect to the offer or sale of the Class A Shares and (b) any information Yenura desires concerning the Class A Shares or WSI or any other matter relevant to Yenura’s decision to exchange its Class B Shares for an equal number of Class B Shares is or has been made available to Yenura.

3.5.3 Yenura has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Class A Shares.

3.5.4 The Class A Shares are for Yenura’s own account and Yenura has no plans or proposals to effect and any distribution of the Class A Shares.

3.5.5 Yenura hereby acknowledges that the Class A Shares that it is obtaining pursuant to this Agreement are subject to a lock-up agreement for the benefit of WSI pursuant to which Yenura has agreed that it will not dispose of or otherwise alienate any interest in such Class A Shares prior to December 31, 2006 without the prior consent of WSI or its designees.

3.5.6 Yenura understands that any certificate issued in respect of the Class A Shares will bear a restrictive legend and that the records of the transfer agent will record that the Class A Shares are ‘restricted securities’ within the meaning of Rule 144 under the Securities Act of 1933, as amended.

3.5.7 Yenura agrees that in the event that at some future time Yenura wishes to transfer the Class A Shares, Yenura will not do so unless: (i) the Class A Shares have been registered for sale under the Securities Act of 1933, as amended, (ii) the Class A Shares are sold in conformity with all of the requirements of Rule 144 (when, if and as available) or (iii) Yenura gives written notice to WSI of its intention to effect a transfer (other than one covered by clauses (i) or (ii) above), setting forth the manner and circumstances of the proposed transfer and identifying the transferee(s), accompanied by (i) an opinion of counsel experienced in U.S. securities law matters reasonably satisfactory to WSI addressed to WSI to the effect that the proposed transfer may be effected without registration under the Securities Act, (ii) representation letters in form and substance reasonably satisfactory to WSI to ensure compliance with the provisions of the Securities Act and (iii) letters in form and substance reasonably satisfactory to WSI from each such transferee stating such transferee’s agreement to be bound by the terms of this Section 3.5.

ARTICLE 4

SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

The respective representations and warranties of WSI and Yenura contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement until the expiration of the statute of limitations applicable to such matters.

ARTICLE 5

FURTHER ASSURANCES

At any time after the date hereof each of the parties hereto shall without further consideration promptly execute, acknowledge and deliver to the requesting party any other assurances or documents reasonably requested by any other party hereto and necessary to consummate or further evidence the transactions contemplated hereby and to satisfy its obligations hereunder.

ARTICLE 6

NO RIGHTS IN THIRD PARTIES

Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, fine or corporation other than the parties hereto and their successors and assigns, any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, and all the terms, covenants, conditions and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understanding between the parties with respect to such subject matter.

Section 7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within the State of New York.

Section 7.3 Parties In Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

Section 7.4 Severability. All the provisions of this Agreement shall be considered as separate terms and conditions. In the event any of the provisions hereof is determined to be invalid, prohibited or unenforceable by a court or other body of competent jurisdiction, this Agreement shall be construed as if such invalid, prohibited or unenforceable provision has been more narrowly drawn so as not to be invalid, prohibited or unenforceable, unless such construction would be unreasonable. Notwithstanding the foregoing sentence, in the event that any provision contained in this Agreement should be determined to be invalid, prohibited or unenforceable, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, unless such construction would be unreasonable.

Section 7.5 Headings. The headings used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 7.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties as of the date first written above.

WORLDSPACE, INC.

By:	/s/ Vincent Loiacono
Name:	Vincent Loiacono
Title:	Senior Vice President-Controller

YENURA PTE. LTD.

By:	/s/ Noah Samara
Name:	Noah Samara
Title: